QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 May 8, 2001

3COM CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)

5400 Bayfront Plaza Santa Clara, CA 95052 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (408) 326-5000
(Former name or former address, if changed since last report)

Item 5. Other Events

    The registrant has filed this report on Form 8-K to meet Regulation FD's public disclosure requirement concerning non-intentional communication of information. Guidance provided by the registrant on March 21, 2001 on its financial analyst conference call included forward-looking statements regarding the potential range of revenue for the fourth fiscal quarter ending on June 1, 2001, which was then indicated to be between $550-600 million. Given the current difficult economic environment, together with the operational restructuring and expense and headcount reductions announced by the registrant on March 7, 2001, the registrant now expects a wider range of outcomes than indicated by its earlier guidance for the fourth quarter of fiscal 2001. This expectation may constitute a forward-looking statement that is subject to risks and uncertainties as further described in the registrant's Report on Form 10-Q for the quarter ended on March 2, 2001. Actual results may vary materially, depending on numerous factors, including: the impact of restructuring operations, implementation of a substantial reduction in force, fluctuation in demand by channel partners and end customers, competitive pricing actions, and other risk factors described in the registrant's filings with the Securities and Exchange Commission.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: May 8, 2001	By: /s/ MARK D. MICHAEL Mark D. Michael Senior Vice President, General Counsel and Secretary

QuickLinks

SIGNATURE